EXHIBIT 99 -- ADDITIONAL EXHIBITS

             FCS LABORATORIES, INC. AND SUBSIDIARIES
                   CONSOLIDATED BALANCE SHEETS
                        AT JUNE 30, 1997

                             ASSETS

                       PROFORMA ANALYSIS


                           As Previously   Effect of     Adjusted
                              Reported   Transactions     Amount
                             ----------    ---------    ---------
Current Assets:

   Cash                       $    1,287   $ 208,912   $  210,199
   Accounts receivable, net
     of allowance for doubtful
     accounts of $25,075         196,361        ---       196,361

   Inventories                   523,267        ---       523,267

   Other current assets           10,987      15,380       26,367
                             -----------    --------   ----------

Total Current Assets             731,902     224,292      956,194


Property, Plant and
  Equipment, net                 676,222        ---       676,222

Deposits and Other Assets,
   net of Amortization
   of $13,387                     29,877      (3,750)      26,127



                              ----------   ---------   ----------
    Total Assets              $1,438,001   $ 220,542   $1,658,543
                              ==========   =========   ==========









   See accompanying notes to consolidated financial statements.


             FCS LABORATORIES, INC. AND SUBSIDIARIES
                   CONSOLIDATED BALANCE SHEETS
                        AT JUNE 30, 1997

         LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

                      PROFORMA ANALYSIS


                           As Previously   Effect of    Adjusted
                              Reported   Transactions    Amount
                             ----------   ---------   ----------
Current Liabilities:
   Accounts payable          $1,031,817   $(236,368)  $  795,449
   Accrued expenses             889,788    (508,862)     380,926
   Short-term debt including
   current portion of long-
   term debt                    402,932     (84,707)     318,225
                             ----------   ---------    ---------
     Total Current
     Liabilities              2,324,537    (829,937)   1,494,600
                             ----------   ---------    ---------
Other Liabilities:
   Long-term debt                86,202     300,479      386,681
                             ----------   ---------   ----------
    Total Liabilities        $2,410,739   $(529,458)  $1,881,281
                             ----------   ---------   ----------


Shareholders' Equity (Deficit)
   Common Stock, no par value:
   6,000,000 shares authorized;
   5,836,145 shares issued and
   outstanding (Note 3)       4,060,163        ---     4,060,163

Accumulated deficit          (5,032,901)    750,000   (4,282,901)
   Total Shareholders'       ----------   ---------   ----------
       Equity (Deficit)        (972,738)    750,000     (222,738)

   Total Liabilities and
      Shareholders'          ----------   ---------   ----------
      Equity (Deficit)       $1,438,001   $ 220,542   $1,658,543
                             ==========   =========   ==========




   See accompanying notes to consolidated financial statements.


             FCS LABORATORIES, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF OPERATIONS
                NINE MONTHS ENDING JUNE 30, 1997

                       PROFORMA ANALYSIS



                           As Previously   Effect of    Adjusted
                              Reported   Transactions    Amount
                             ----------   ----------   ----------

Sales                        $1,455,531   $    ---     $1,455,531

Cost of Sales                   679,303        ---        679,303
                             ----------    ---------   ---------

   Gross profit                 776,228        ---        776,228

Selling, General and
  Administrative Expense        947,253        ---        947,253

Depreciation and
  Amortization Expense            4,689        ---          4,689

Interest Expense                 71,621        ---         71,621

Other Income                       ---       750,000      750,000
                             ----------    ---------   ----------
Net Income (Loss)            $ (247,335)  $  750,000   $  502,665
                             ==========   ==========   ==========



Net Income (Loss) per Share  $     (.04)  $      .13   $      .09
                             ==========   ==========   ==========

Weighted Average
  Shares Outstanding          5,836,145    5,836,145    5,836,145








    See accompanying notes to consolidated financial statements.


             FCS LABORATORIES, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF CASH FLOWS
                NINE MONTHS ENDING JUNE 30, 1997

                      PROFORMA ANALYSIS

                           As Previously   Effect of     Adjusted
                             Reported    Transactions    Amount
                           -----------    -----------   ---------

Cash Flows from
  Operating Activities:
  Net income (loss)          $ (247,335)  $ 750,000   $  502,665


  Adjustments to reconcile
    net income (loss) to
    net cash provided by
    operating activities

    Buy out of product
      purchase agreement           ---     (750,000)    (750,000)
    Depreciation and
      amortization               25,018        ---        25,018
    Provision for losses on
      accounts receivable        12,150        ---        12,150
    Changes in assets
      and liabilities:
      Decrease in
        accounts receivable      18,805        ---        18,805
      Decrease in
        inventory               103,519        ---       103,519
      Decrease (increase)in
        other current assets      7,529     (15,380)      (7,851)
      Decrease (increase)
        in other assets          (7,056)      3,750        3,306
      Increase (decrease) in
        accounts payable and
        accrued expenses        202,011    (745,230)    (543,219)
                              ---------   ---------    ---------
  Total adjustments             361,976  (1,506,860)  (1,144,884)


      Net cash provided by
        (used in) operating   ---------   ---------    ---------
        activities              114,641    (756,860)    (642,219)


                           -continued-


             FCS LABORATORIES, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF CASH FLOWS
           NINE MONTHS ENDING JUNE 30, 1997 (Continued)

                       PROFORMA ANALYSIS



                             As Previously   Effect of   Adjusted
                                Reported   Transactions   Amount
                              ----------   ---------   ----------

Cash Flows from
  Investing Activities:
  Purchases of property,
    plant and equipment          (5,301)       ---        (5,301)

    Net cash provided
      by (used in)               ------    --------     --------
      investing activities       (5,301)       ---        (5,301)

Cash Flows from
  Financing Activities:
  Net repayment of short-term
    revolving debt              (68,015)       ---       (68,015)
  Retirement of
    short-term debt                ---      (50,000)     (50,000)
  Proceeds from issuance of
    long-term debt                 ---      350,922      350,922
  Payments on long-term
    debt and installment
    obligations                 (40,962)    (85,150)    (126,112)

      Net cash used in        ---------     -------     --------
        financing activities   (108,977)   (215,772)    (324,749)

                              ---------    --------      -------
Increase in Cash                    363     208,912      209,275

Cash at Beginning of
  Nine month Period                 924        ---           924

Cash at End of                ---------   ---------    ---------
  Nine Month Period           $   1,287   $ 208,912    $ 210,199
                              =========   =========    =========


  See accompanying notes to consolidated financial statements.

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